UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2008

Xethanol Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50154	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 723-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Current Report on Form 8-K dated November 12, 2007 and filed on November 16, 2007, Xethanol Corporation (“Xethanol”), the registrant, reported that Mr. Lawrence Bellone informed Xethanol that he would not stand for reelection as a director at the company’s upcoming annual meeting of stockholders because of his disagreement with current management regarding the company’s performance in 2007 and its future direction. Mr. Bellone announced his decision after he made a presentation to the board of directors in which he requested that the board elect him as Xethanol’s Chief Executive Officer. The board did not elect Mr. Bellone as Chief Executive Officer.

On January 16, 2008, Mr. Bellone resigned as a director of Xethanol effective immediately because of his continued disagreement with current management regarding the company’s performance and its future direction. A copy of Mr. Bellone’s letter of resignation is attached to this Current Report on Form 8-K as Exhibit 17.1.

Xethanol has provided Mr. Bellone with a copy of the foregoing disclosure, and he has informed the company that he concurs with it.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

17.1	Letter from Lawrence Bellone to Xethanol Corporation dated January 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xethanol Corporation

Date: January 23, 2008	By:	/s/ David R. Ames
David R. Ames
Chief Executive Officer and President